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                             SECURITIES AND EXCHANGE COMMISSION
                                    Washington, DC 20549



                                          FORM 8-K




                                       CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES AND EXCHANGE ACT OF 1934



              Date of Report (Date of Earliest Event Reported):  April 2, 1999



                                    LOWE'S COMPANIES, INC.
                    (Exact name of registrant as specified in its charter)


        North Carolina                  1-7898                 56-0578072
	(State or other jurisdiction     (Commission File No.)       I.R.S. Employer
     of incorporation)                                    (Identification No.)


                                       Highway 268 East
                           North Wilkesboro, North Carolina  28659
                          (Address of principal executive offices)


                                        (336) 658-4000
                     (Registrant's telephone number, including area code)


                                             N/A
                 (former name or former address, if changed since last report)

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ITEM 5.      OTHER EVENTS

     Effective April 2, 1999, Mariner Merger Corporation ("Mariner"), a Washington corporation that is a wholly-owned subsidiary of Lowe's Companies, Inc., a North Carolina corporation ("Lowe's"), merged (the "Merger") with and into Eagle Hardware & Garden, Inc., a Washington corporation ("Eagle"), such that Eagle became a subsidiary of Lowe's. The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of November 22, 1998, among Eagle, Mariner and Lowe's (the "Agreement").

     Pursuant to the Agreement, upon consummation of the Merger on April 2, 1999 (the "Effective Time"), each share of Eagle Common Stock, no par value per share (the "Eagle Common Stock") which was issued and outstanding at the Effective Time (other than shares held directly by Lowe's, which were canceled without payment therefore, and dissenters' shares), was converted into the right to receive 0.6400 shares (the "Exchange Ratio") of Lowe's common stock ("Lowe's Common Stock"), with cash being paid in lieu of fractional shares. A copy of the press release announcing the closing of the Merger is filed as
Exhibit 99.1 to this Current Report on Form 8-K.

     Lowe's Registration Statement on Form S-4 (Registration No. 333-72585), which was declared effective by the Securities and Exchange Commission on March 5, 1999, sets forth detailed information about the Merger and about Lowe's and Eagle.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

      The following exhibits are filed herewith:

      EXHIBIT NO.             DESCRIPTION OF EXHIBIT

        99.1 Text of press release, dated April 2, 1999, with respect to the closing of the Merger.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Lowe's has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LOWE'S COMPANIES, INC.



April 5, 1999                          /s/ Kenneth W. Black, Jr.______________
                                       Kenneth W. Black, Jr.
                                       Vice-President and Corporate Controller